As filed with the Securities and Exchange Commission on December 17, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada	27-1275784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

(720) 506-9191

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark W. Wong

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

(720) 506-9191

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven M. Przesmicki, Esq.

Phillip S. McGill, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Approximate Date of Commencement of the Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,847,343	$2.85	$5,264,928	$489

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of S&W Seed Company’s common stock on December 15, 2021, a date within five business days prior to the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2021

PROSPECTUS

1,847,343 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale from time to time by certain selling stockholders named in this prospectus of up to 1,847,343 shares of our common stock.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 6. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SANW.” On December 15, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.84 per share.

A prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement, and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 4 AND THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN ANY OTHER DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021

i

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

Neither we nor any selling stockholder has authorized anyone to provide you with different information, and if anyone provides, or has provided you, with inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”), and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.” In this prospectus, references to the “Company,” “S&W Seed,” “registrant,” “we,” “us,” and “our” refer to S&W Seed Company. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares issued to the selling stockholders pursuant to the Purchase Agreement as described below. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” below and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Company Overview

We are a global multi-crop, middle-market agricultural company. We are market leaders in the breeding, production and sale of alfalfa seed and sorghum seed. We also have a growing commercial market presence in sunflower, wheat and pasture seed and maintain an active stevia development program.

Our seed platform develops and supplies high quality germplasm designed to produce higher yields for farmers worldwide. We sell over 500 seed products in more than 40 countries. We maintain an active product pipeline and expect to introduce more than 20 new products during the 2022-2023 fiscal years.

Founded in 1980, we began our operations as a limited producer of non-dormant alfalfa seed varieties bred for warm climates and high-yields, including varieties that can thrive in poor, saline soils. Over the years we have built a diversified, global agricultural platform through a combination of organic growth and strategic acquisitions and collaborations, including:

•

Our 2012 acquisition of Imperial Valley Seeds, Inc., which enabled us to expand production of non-GMO alfalfa seed into California’s Imperial Valley, thereby ensuring a non-GMO uncontaminated source of alfalfa seed due to the prohibition on growing GMO crops in the Imperial Valley, as well as enabling us to diversify our production areas and distribution channels;

•	Our 2012 acquisition of a portfolio of dormant alfalfa germplasm, which launched our entry into the dormant alfalfa market;

•

Our 2013 acquisition of Seed Genetics International Pty Ltd (now S&W Seed Company Australia Pty Ltd), the leading producer of non-dormant alfalfa seed in South Australia, which made us the largest non-dormant alfalfa seed company in the world, with production capabilities in both hemispheres;

•

Our 2014 acquisition of alfalfa production and research facility assets and conventional (non-GMO) alfalfa germplasm from DuPont Pioneer, or Pioneer (now a subsidiary of Corteva Agriscience, Inc., or Corteva), which substantially broadened and improved our dormant alfalfa germplasm portfolio and deepened our production, research and product development capabilities;

•

Our 2016 acquisition of the business and assets of SV Genetics Pty Ltd, a developer of proprietary hybrid sorghum and sunflower seed germplasm, which expanded our crop focus into two areas which we believe have high global growth potential;

•

Our 2018 acquisition of the assets of Chromatin, Inc. and related companies, which positioned us to become a global leader in the hybrid sorghum seed market and enhanced our distribution channels both internationally and within a U.S.-based farmer-dealer network;

•

Our 2018 joint venture with AGT Foods Africa Proprietary Limited and 2019 joint venture with Zaad Holdings Limited, both based in South Africa, each of which were formed to produce our hybrid sunflower, grain sorghum and forage sorghum seed in Africa for sale in Africa, the Middle East and Europe;

•	Our 2019 license of commercialized and developmental wheat germplasm from Corteva, through which we entered the largest grain crop market in Australia;

•

Our 2020 acquisition of Pasture Genetics Pty Ltd., or Pasture Genetics, the third largest pasture seed company in Australia, which further diversified our product offerings in Australia and strengthened our Australian sales team and distribution relationships;

•

Our 2020 collaboration with ADAMA Ltd., or ADAMA, a subsidiary of China National Chemical Engineering Co Ltd., to bring to the U.S. sorghum market the DoubleTeam™ grassy weed management system, consisting of ADAMA’s proprietary herbicides and our non-GMO, herbicide tolerant sorghum hybrids; and

•

Our 2020 licensing agreement with The Agricultural Alumni Seed Improvement Association, Inc., an affiliate of Purdue University in West Lafayette, IN, to develop and commercialize worldwide a non-GMO, dhurrin-free trait in sorghum species, which essentially eliminates potential livestock death from hydrogen cyanide poisoning when grazing sorghum.

Additional Company Information

We operated as a general partnership from 1980 until 2009. In 2009, we incorporated under the laws of Delaware, and in 2011, we reincorporated under the laws of Nevada. Our principal business office is located at 2101 Ken Pratt Blvd, Suite 201, Longmont, CO 80501, and our telephone is number (720) 506-9191. Our website address is www.swseedco.com. The information contained in or accessible through our website does not constitute part of this prospectus or any prospectus supplement.

Private Placement

On October 14, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), including MFP Partners, L.P. (“MFP”), the Company’s largest stockholder, Starlight 4, LLLP (“Starlight”), an entity affiliated with Mark W. Wong, our Chief Executive Officer and a member of our board of directors, and Alan D. Willits, Charles B. Seidler and Robert Straus, each a member of our board of directors, pursuant to which we sold and issued an aggregate of 1,847,343 shares of common stock (the “Shares”) at a purchase price of $2.73 per share, for aggregate gross proceeds of approximately $5.0 million. Alexander C. Matina, a member of our board of directors, is Vice President of Investments of the general partner of MFP.

Concurrently with the execution of the Purchase Agreement, we and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to (i) file a registration statement with the SEC within 60 days of the date of the Registration Rights Agreement, covering the resale by the Purchasers of the Shares, (ii) cause such registration statement to become effective as soon as practicable following the filing thereof and (iii) take all other actions as may be necessary to keep such registration statement continuously effective during the timeframes set forth in the Registration Rights Agreement. As set forth in the Registration Rights Agreement, if we fail to comply with certain obligations with respect to filing and securing effectiveness of such registration statement, we would be obligated to pay liquidated damages to the Purchasers equal to 1% of their respective purchase price for each 30-day period, up to a maximum of 4%, so long as the event giving rise to the damages remains uncured, all as set forth in the Registration Rights Agreement.

The Registration Statement of which this prospectus is a part relates to the resale of the Shares that we issued in connection with the transactions described above, with the Purchasers being the selling stockholders.

The Offering

Common stock offered by the selling stockholders	1,847,343 shares

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

Risk factors	See “Risk Factors” beginning on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	SANW

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholder.

SELLING STOCKHOLDERS

The selling stockholders, or their pledgees, assignees, or successors-in-interest, are offering for resale, from time to time, up to an aggregate of 1,847,343 shares of our common stock. The following table sets forth certain information with respect to beneficial ownership of our common stock as of November 30, 2021 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC.

	Before Offering(1),(2)			After Offering(1),(2)
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
MFP Partners, L.P.(3)	17,442,726	45.1%	1,391,941	16,050,785	41.5%
Starlight 4, LLLP(4)	36,630	*	36,630	–	*
Alan D. Willits(5)	455,235	1.2%	366,300	88,935	*
Charles B. Seidler(6)	164,847	*	27,472	137,375	*
Robert Straus(7)	110,651	*	25,000	85,651	*

(1)

“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of November 30, 2021, and the percentage is based upon 38,715,137 shares of our common stock outstanding as of November 30, 2021.

(2)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholder.
(3)

MFP Investors LLC is the general partner of MFP Partners, L.P. (“MFP”). Michael F. Price is the managing partner of MFP and the managing member and controlling person of MFP Investors, LLC and therefore has sole voting and investment power with respect to the shares held by MFP. The address for MFP is 667 Madison Avenue, 25th Floor, New York, NY 10065. Alexander C. Matina, a member of our Board of Directors, is Vice President, Investments of MFP.

(4)

Mark W. Wong, our Chief Executive Officer and a member of our board of directors, and Seth Wong, an immediate family member of Mark W. Wong, are the general partners of Starlight 4, LLLP (“Starlight”) and have shared voting and investment power with respect to the shares held by Starlight. The address for Starlight is 4046 Youngfield St, Wheat Ridge, CO 80033.

(5)	Includes 24,526 shares issuable upon vesting of restricted stock units.
(6)	Includes 24,526 shares issuable upon vesting of restricted stock units.
(7)	Includes 24,526 shares issuable upon vesting of restricted stock units.

Relationship with the Selling Stockholders

As discussed in greater detail above under the section titled “Prospectus Summary – Private Placement,” on October 14, 2021, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold and issued the Shares to the selling stockholders and agreed with the selling stockholders to file a Registration Statement to enable the resale of the Shares. Except as discussed in the section titled “Prospectus Summary – Private Placement” and the table above, none of the selling stockholders nor any persons having control over such selling stockholders have held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest (each, a selling stockholder; provided, that a prospectus supplement naming any such pledgee, assignee or successor-in-interest has been filed with the SEC) may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares that may be sold pursuant to this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by such selling stockholder.

We have agreed to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which (a) the Shares have been sold or otherwise transferred pursuant to this prospectus; (b) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act; or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2021, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the Shares to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 28, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 11, 2021;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended June 30, 2021, from our definitive proxy statement relating to our 2021 annual meeting of stockholders, filed with the SEC on October 28, 2021;

•	our Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on September 28, 2021, October 18, 2021, and November 15, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on April 23, 2010 (File No. 001-34719), including any amendments and reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at S&W Seed Company, 2101 Ken Pratt Blvd, Suite 201, Longmont, Colorado 80501, Attn: Corporate Secretary or telephoning us at (720) 506-9191.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.swseedco.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this Registration Statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$489
Legal Fees and Expenses	15,000
Accountants’ Fees and Expenses	5,000
Printing and Miscellaneous Fees and Expenses	5,011

Total	$25,500

Item 15.	Indemnification of Directors and Officers.

Section 78.138(7) of the Nevada Revised Statutes (“NRS”), provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law. Our articles of incorporation provide that the liability of our directors and officer shall be eliminated or limited to the fullest extent permitted by the NRS.

NRS 78.7502(1) provides a statutory mechanism whereby a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she is not liable pursuant to NRS 78.138 or if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) provides a statutory mechanism whereby a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that a corporation must indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by such person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that such person is successful on the merits or otherwise in defense of (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (b) any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

NRS 78.752 permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.

Our articles of incorporation and bylaws provide for indemnification of Indemnified Parties substantially identical in scope to that permitted under the statutory mechanisms available pursuant to the NRS. Such provisions of our articles of incorporation and bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

In addition to indemnification provided in our bylaws, we have entered into agreements to indemnify our directors and executive officers and directors of our wholly owned subsidiaries. These agreements require that we indemnify the directors and officers against all expenses incurred by any such person arising out of such person’s service as our director or officer or our subsidiaries, to the fullest extent permitted by applicable law and to any greater extent that applicable law may in the future permit. We have also purchased insurance coverage for such directors and officers with respect to litigation and other costs and liabilities arising out of their actual or alleged misconduct.

The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (“the Securities Act”). However, insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us pursuant to applicable state law and the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description

2.1	Asset Acquisition Agreement among the Registrant, Imperial Valley Seeds, Inc. (“IVS”), Glen D. Bornt, Fred Fabre and the Bornt Family Trust, dated September 28, 2012 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 2, 2012 (File No. 001-34719)).

2.2†	Asset Purchase and Sale Agreement between the Registrant and Pioneer Hi-Bred International, Inc. (“Pioneer”), dated December 19, 2014 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 29, 2014 (File No. 001-34719)).

2.3†	First Amendment to Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated December 31, 2014 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 1, 2015 (File No. 001-34719)).

2.4	Second Amendment to the Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated April 23, 2015 (incorporated by reference to Exhibit 2.6 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on September 28, 2015 (File No. 001-34719)).

2.5	Third Amendment to Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated July 23, 2015 (incorporated by reference to Exhibit 2.7 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on September 28, 2015 (File No. 001-34719)).

2.6	Asset Acquisition Agreement between the Registrant and SV Genetics Pty Ltd, dated May 26, 2016 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 31, 2016 (File No. 001-34719)).

2.7(1)	Fourth Amendment to Asset Purchase and Sale Agreement between the Registrant and Pioneer, dated December 4, 2017 (incorporated by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on February 8, 2018 (File No. 001-34719)).

2.8(1)	Asset Purchase Agreement by and between Novo Advisors, solely in its capacity as the receiver for, and on behalf of, Chromatin, Inc., dated September 5, 2018 (incorporated by reference to Exhibit 2.8 to the Registrant’s Annual Report on Form 10-K, filed on September 20, 2018 (File No. 001-34719)).

2.9	Asset Purchase Agreement by and between Novo Advisors, solely in its capacity as the receiver for, and on behalf of, Chromatin, Inc., dated September 14, 2018 (incorporated by reference to Exhibit 2.9 to the Registrant’s Annual Report on Form 10-K, filed on September 20, 2018 (File No. 001-34719)).

2.10	Share Sale Agreement by and among S&W Seed Company Australia Pty Ltd, a wholly owned subsidiary of the Registrant, Ann Elizabeth Damin and Robert Damin, dated February 18, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2020 (File No. 001-34719)).

4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on February 11, 2021 (File No. 001-34719)).

4.2	Second Amended and Restated Bylaws of the Registrant, together with Amendment One thereto (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 14, 2020 (File No. 001-34719)).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (filed with the SEC on August 4, 2017 (File No. 333-219726)).

4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on December 31, 2014 (File No. 001-34719)).

4.5	Description of Common Stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on September 23, 2020 (File No. 001-34719)).

Exhibit No.	Description

4.6	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 25, 2018 (File No. 001-34719)).

4.7	Registration Rights Agreement between the Registrant and Mark W. Wong, dated October 11, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 12, 2017 (File No. 001-34719)).

4.8	Registration Rights Agreement between the Registrant and MFP, dated December 22, 2017 (incorporated by reference to Exhibit 4.17 to the Registrant’s Registration Statement on Form S-3, filed on February 7, 2018 (File No. 333-219726)).

4.9	Registration Rights Agreement dated September 5, 2018, by and among the Registrant and MFP (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on September 6, 2018 (File No. 001-34719)).

4.10	Securities Purchase Agreement and among the Registrant the parties named therein, dated October 14, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 18, 2021 (File No. 001-34719)).

4.11	Registration Rights Agreement and among the Registrant the parties named therein, dated October 14, 2021 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on October 18, 2021 (File No. 001-34719)).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Crowe LLP.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page hereto).

(1)

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

†	Portions of this exhibit have been omitted pursuant to an Order Granting Confidential Treatment under the Securities Exchange Act of 1934, as amended.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, December 17, 2021.

S&W SEED COMPANY

By:	/s/ Mark W. Wong
Mark W. Wong
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Mark W. Wong and Elizabeth Horton, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark W. Wong Mark W. Wong	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2021

/s/ Elizabeth Horton Elizabeth Horton	Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2021

/s/ Mark J. Harvey Mark J. Harvey	Chairman of the Board of Directors	December 17, 2021

/s/ David A. Fischhoff David A. Fischhoff	Director	December 17, 2021

/s/ Consuelo E. Madere Consuelo E. Madere	Director	December 17, 2021

/s/ Alexander C. Matina Alexander C. Matina	Director	December 17, 2021

/s/ Charles B. Seidler Charles B. Seidler	Director	December 17, 2021

/s/ Robert D. Straus Robert D. Straus	Director	December 17, 2021

/s/ Alan D. Willits Alan D. Willits	Director	December 17, 2021